UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2010

The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 765-4999

355 South 520 West
Lindon, Utah 84042
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8K is being amended to correct information in the Exhibit 10.4

Item 1.01	Entry into a Material Definitive Agreement

As of March 5, 2010, The SCO Group, Inc., (the “Company”) obtained funding for $2.0 million in postpetition financing (the “Loan”) in the form of a secured super-priority credit agreement (the “Secured Credit Agreement”), from a group of private lenders including Seung Ni Capital Partners, LLC, Jan Loeb, Leap Tide Capital Management, Inc., Steven Shin, Henry C. Beinstein, Stanley A. Beinstein, Neil J. Gagnon, Robert Dyson, WBS LLC, Ne Obliviscaris, Ltd., Darcy Mott, Clemons F. Walker and Herbert W. Jackson (collectively, the “Lenders”).  Other than WBS LLC and Robert Dyson, all of the other Lenders listed above are direct or indirect shareholders of the Company.  Proceeds from the financing will be used to fund the Company’s operating and administrative expenses, as well as litigation-related expenses.  In order to document this financing arrangement, the Company entered into a separate Secured Credit Agreement, Stock Pledge Agreement and Security and Pledge Agreement in favor of each Lender.  The Secured Credit Agreement and related documents, described below, which were entered into by the Company in connection with the $2.0 million financing were approved by order of the U.S. Bankruptcy Court on March 5, 2010 (the “Bankruptcy Court”).

The Secured Credit Agreement provides for a $2.0 million loan which bears interest at a rate of 14% per annum compounded quarterly, and has a loan fee (the “Loan Fee”) equal to 6.6 percent of any Litigation Proceeds, as defined in the Secured Credit Agreement.  Litigation Proceeds means the amount of any final non-appealable verdict or other award received by the Company in connection with the two pending litigation matters of the Company or other litigation matters between the Company and such parties, including, settlements, interest and attorney fees paid by the other parties to such litigation, as well as proceeds from the sale of Company assets occurring in connection with the settlement of such litigation (“Litigation Proceeds”).  The Loan has a maturity date of the earliest to occur of (a) October 31, 2011, (b) acceleration provisions under the agreement, (c) conversion of the Company’s bankruptcy case to a case under Chapter 7 of the Bankruptcy Code, (d) dismissal of the Company’s bankruptcy case, and (e) the confirmation of a plan of reorganization.  The Loan Fee is due and payable to the Lenders 10 calendar days following the date that the Litigation Proceeds become available to the Company.

The Loan is secured by a lien on substantially all of the assets of the Company.  Pursuant to applicable bankruptcy law and the Bankruptcy Court Order approving the Secured Credit Agreement, the Lenders’ lien is senior in priority to all other liens and claims and administrative expenses of the Company.

So long as the Loan is outstanding, upon an event of default, as such term is defined in the Secured Credit Agreement (“Event of Default”) and during the continuance of any Event of Default, the Lenders: (a) may by notice to the Company declare that all the Lenders’ loan commitment be terminated, whereupon any and all obligations of the Lenders to make a portion of the Loan shall immediately terminate; and (b) may by notice to the Company, declare the Loan, including all interest owed thereon and all other amounts and obligations payable under the Secured Credit Agreement due and payable.  The Company shall have a period of five (5) business days in which to either cure the default or obtain a scheduled court hearing with regard to the default.  In the event the Company fails to either cure the default or obtain a scheduled court hearing with regard to the default, the automatic stay provided in the Bankruptcy Code Section 362 shall be deemed automatically vacated without further action or order by the Bankruptcy Court, and the Lenders shall be entitled to exercise all of the respective rights and remedies under the Secured Credit Agreement and related documents, including all rights and remedies with respect to the collateral as provided in such agreements.  In the event of default under the Secured Credit Agreement that continues after notice, upon demand of the Lenders, the Company shall pay a late fee equal to 5% of any past due amount, and the interest rate applicable shall be increased by 6% per annum until the default is cured.

In addition, the Lenders have agreed that the Company may sell core assets, as defined in the Secured Credit Agreement, provided the Company utilizes 50% of proceeds from such core asset sales to pay the amounts due to the Lenders.  Sales of non-core assets are not subject to such restriction.  The Secured Credit Agreement contains representations, warranties and financial covenants which are typical for agreements of this type entered into by companies in bankruptcy, including a prohibition on the incurrence of additional indebtedness and incurring additional liens on the collateral securing the Loan.

In connection with entering into the Secured Credit Agreement, the Company also entered into a Stock Pledge Agreement with the Lenders pursuant to which the Company and its subsidiaries pledged shares of stock owned by them in their subsidiary companies (the “Shares”) as security for the Loan.  Except as otherwise provided in the Stock Pledge Agreement, and subject to the rights of the Lenders in the event of a default, the Company retains voting rights over the Shares, as well as the right to receive dividends or distributions with respect to such Shares.  In the event of default under the Secured Credit Agreement, the Lenders are entitled to exercise all rights under the Secured Credit Agreement and may sell the Shares pledged as collateral as described in the Share Pledge Agreement.

The Company and the Lenders also entered into a Security and Pledge Agreement and a Collateral Agent Agreement which provides a lien and security interest in favor of the Lenders in substantially all of the assets and properties owned or acquired by the Company or its subsidiaries as security for the Loan and related obligations.  The Security and Pledge Agreement contains representations, warranties, covenants and remedies provisions which are typical for agreements of this type entered into by a company in bankruptcy.

In connection with entering into the Secured Credit Agreement, the Company also entered into the Collateral Agent Agreement pursuant to which Seung Ni Capital Partners, L.L.C. agreed to act as collateral agent for the Lender.

The foregoing description of the Secured Credit Agreement and related documents does not purport to be complete and is qualified in its entirety by reference to the text of the agreements which are attached hereto as exhibits to this Form 8-K and are incorporated by reference herein.

This financing is intended to allow for the preservation of the value of the Company’s business while enabling the Company to proceed with asset sales, continue supporting SCO’s loyal UNIX customer base and to pursue litigation against, among others, IBM and Novell.  The Secured Credit Agreement provides that up to 50% of the Loan proceeds may be used to pay litigation trial costs and related expenses, including compensating employees assisting with the litigation and the remaining 50% of the Loan proceeds may be used for the payment of administrative expenses, in the Trustee’s discretion.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Forward Looking Statements

The statements contained in this Form 8-K regarding (1) the Company’s plan of reorganization and (2) the Company’s financing efforts are forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to risks and uncertainties. We wish to advise readers that a number of important factors could cause actual results to differ materially from historical results or those anticipated in such forward-looking statements. These factors include, but are not limited to, outcomes and developments of our restructuring plan, outcomes and developments of our Chapter 11 case, court rulings in our bankruptcy proceedings, the impact of the bankruptcy proceedings on our other pending litigation, and our cash balances and available cash. These and other factors that could cause actual results to differ materially from those anticipated are discussed in more detail in the Company’s periodic and current filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended October 31, 2008, as amended, and future filings with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

Item 9.01	Financial Statements and Exhibits.

(d)             Exhibits

10.1           Form of Secured Super-Priority Credit Agreement dated as of March 5, 2010 among the Bankrupt Estates of The SCO Group, Inc., a Delaware corporation, and SCO Operations, Inc., a Delaware corporation, by and through Edward N. Cahn, solely in his capacity as Chapter 11 Trustee, as Borrower, and each of the Lenders listed in this Form 8-K.

10.2           Form of Stock Pledge Agreement dated as of March 5, 2010 by and among the Bankrupt Estates of The SCO Group, Inc., a Delaware corporation, and SCO Operations, Inc., a Delaware Corporation, by and through Edward N. Cahn, solely in his capacity as Chapter 11 Trustee, as Borrower, and each of the Lenders listed in this Form 8-K (included as Exhibit E to the Secured Credit Agreement, attached as Exhibit 10.1 hereto).

10.3           Form of Security and Pledge Agreement dated as of March 5, 2010 by and the Bankrupt Estates of The SCO Group, Inc., a Delaware corporation, and SCO Operations, Inc., a Delaware Corporation, by and through Edward N. Cahn, solely in his capacity as Chapter 11 Trustee, as Borrower, and each of the Lenders listed in this Form 8-K (included as Exhibit E to the Secured Credit Agreement, attached as Exhibit 10.1 hereto).

10.4           Collateral Agreement dated March 5, 2010 by and among Seung Ni Capital Partners, L.L.C., a Utah limited liability company, as collateral agent, and the Bankrupt Estates of The SCO Group, Inc., a Delaware corporation, and SCO Operations, Inc., a Delaware Corporation, by and through Edward N. Cahn, solely in his capacity as Chapter 11 Trustee, as Borrower, and each of the Lenders listed in this Form 8-K (included as Exhibit A to the Secured Credit Agreement attached as Exhibit 10.1 hereto).

99.1           Press release issued by The SCO Group, Inc., dated March 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2010

THE SCO GROUP, INC.

By:	/s/ Kenneth R. Nielsen
Name:	Kenneth R. Nielsen
Title:	Chief Financial Officer

EXHIBIT LIST

10.1           Form of Secured Super-Priority Credit Agreement dated as of March 5, 2010 among the Bankrupt Estates of The SCO Group, Inc., a Delaware corporation, and SCO Operations, Inc., a Delaware corporation, by and through Edward N. Cahn, solely in his capacity as Chapter 11 Trustee, as Borrower, and each of the Lenders listed in this Form 8-K.

10.2           Form of Stock Pledge Agreement dated as of March 5, 2010 by and among the Bankrupt Estates of The SCO Group, Inc., a Delaware corporation, and SCO Operations, Inc., a Delaware Corporation, by and through Edward N. Cahn, solely in his capacity as Chapter 11 Trustee, as Borrower, and each of the Lenders listed in this Form 8-K (included as Exhibit E to the Secured Credit Agreement, attached as Exhibit 10.1 hereto).

10.3           Form of Security and Pledge Agreement dated as of March 5, 2010 by and the Bankrupt Estates of The SCO Group, Inc., a Delaware corporation, and SCO Operations, Inc., a Delaware Corporation, by and through Edward N. Cahn, solely in his capacity as Chapter 11 Trustee, as Borrower, and each of the Lenders listed in this Form 8-K(included as Exhibit E to the Secured Credit Agreement, attached as Exhibit 10.1 hereto).

10.4           Collateral Agreement dated March 5, 2010 by and among Seung Ni Capital Partners, L.L.C., a Utah limited liability company, as collateral agent, and the Bankrupt Estates of The SCO Group, Inc., a Delaware corporation, and SCO Operations, Inc., a Delaware Corporation, by and through Edward N. Cahn, solely in his capacity as Chapter 11 Trustee, as Borrower, and each of the Lenders listed in this Form 8-K (included as Exhibit A to the Secured Credit Agreement attached as Exhibit 10.1 hereto).

99.1           Press release issued by The SCO Group, Inc., dated March 15, 2010.